                        RESTATED SECURED PROMISSORY NOTE

                             Los Angeles, California

$3,400,000                                              As of September 25, 1989

                                    RECITALS

     WHEREAS, on September 25, 1989, OSP Publishing, Inc., a California corporation ("Borrower"), purchased substantially all of the business assets of OldCo and R&R, as such terms and such other capitalized, but undefined terms, used herein, are defined in that certain Agreement for the Purchase and Sale of Business Assets (the "Purchase Agreement") , dated as of September 25, 1989, between Borrower and Robert H. Yamasaki, an individual ("Yamasaki"); and

     WHEREAS, as a portion of the Purchase Price payable by Borrower to Yamasaki was evidenced by a Secured Promissory Note, dated September 25, 1989, from Borrower to Yamasaki in the amount of $4,000,000.00 (the "Old Note"); and

     WHEREAS, the terms of the Old Note required adjustments to be made to the principal amount and the rate of interest dependent upon various outside factors; and

     WHEREAS, subsequent to September 25, 1989 several disputes have arisen regarding the current principal balance of the Old Note and the correct interest rate for the Old Note because of discrepancies in the amount to be credited for returned goods, the existence of previously unknown and known litigation, uncertainty regarding the proper recording of certain assets in accordance with generally accepted accounting principles, and the costs associated therewith, the existence of known and unknown tax liabilities, and the costs associated therewith, and a general disagreement as to where responsibility for the foregoing costs should lie; and

     WHEREAS, a genuine dispute has arisen regarding the foregoing matters such that each party disputes that the actual liability owing under the Old Note; and

     WHEREAS, Borrower and Yamasaki have agreed to resolve their dispute by compromising (i.e., Yamasaki reimbursing Borrower for disputed costs, etc.) such that the principal amount owing under to Yamasaki is $3,400,000.00 as of September 25, 1989 and the interest rate adjusts as stated herein, and the principal amount is amortized as if this Restated Secured Promissory Note had been executed and delivered on September 25, 1989;

     NOW, THEREFORE, IN CONSIDERATION of the foregoing, the following, and other good and valuable consideration, the sufficiency and the receipt of which is hereby acknowledged, Borrower and Yamasaki agree as follows:

     1. Borrower hereby promises to pay Yamasaki the sum of THREE MILLION, FOUR HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($3,400,000.00), together with interest on the unpaid principal balance hereof (both before and after the "Maturity Date" as defined in Paragraph 6 hereof) at the rate provided below from September 25, 1989 until payment in full thereof.

     2. This Note arises from the Purchase Agreement and is intended to fully satisfy Borrower's obligations to pay the Purchase Price, anything contained in such agreement, including, but not limited to Section 2.3 thereof, notwithstanding.

     3. Interest shall accrue on the principal amount hereof outstanding from time to time at the simple per annum rate of (x) the prime interest rate being charged from time to time by Bank of America NT&SA to corporate borrowers of the highest credit standing for short-term, unsecured loans and referred to by Bank of America as its Prime Rate (the Prime Rate") plus (y) two percent (2%); unless
(x) plus (y) shall equal or exceed ten percent (10%), in which case, interest shall accrue at a rate equal to the higher of the Prime Rate or ten percent (10%); PROVIDED; HOWEVER; that in no event shall the interest rate exceed sixteen percent (16%). The interest rate so determined shall be referred to as the "Prevailing Rate." The Prevailing Rate shall be adjusted on the first day of each calendar quarter after September 25, 1989. If interest is not paid when due, it shall thereafter bear like interest as the principal, but the interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal balance at the maximum rate permitted by law.


     4. INTEREST ON THIS NOTE WILL BE COMPUTED ON A THREE HUNDRED SIXTY-FIVE
(365) DAY YEAR BASIS (OR, WITH RESPECT TO LEAP YEARS, ON A THREE HUNDRED SIXTY-SIX (366) DAY YEAR BASIS) AND THE ACTUAL NUMBER OF DAYS ELAPSED.

     5. Payments shall be made monthly on the 15th of each month, and shall equal accrued interest plus $25,000.00, until July 15, 1997 when the remaining principal balance shall be due and payable in the amount of $1,500,000.00.

     6. All remaining outstanding principal and accrued but unpaid interest on this Note shall be due and payable upon the earlier of (a) October 1, 1998 or
(b) the occurrence of a "Maturity Event," as defined in Paragraph 8 hereof. The date on which all remaining principal and interest becomes due and payable pursuant to this Paragraph 6 shall be deemed the "Maturity Date."

     7. The principal of this Note may be prepaid, in whole or in part, at any time without premium or penalty.

     8. For purposes hereof, the occurrence of either of the following shall, at Yamasaki's option, be deemed a Maturity Event: (i) Borrower shall fail to make any payment required pursuant to Paragraph 5 hereof or Borrower shall be deemed in default under subparagraphs (ii) or (iii) of Paragraph 3 of the "Security Agreement" as hereinafter defined and, in either of such cases, such failure or default remains uncured for forty five (45) days after Borrower receives written notice from Yamasaki of his intention to accelerate the Maturity Date; or (ii) there shall be a sale of more than fifty percent (50%) of Borrower's then outstanding stock in a single transaction or a series of related transactions or a sale of substantially all of Borrower's assets or Borrower shall complete and receive proceeds from a public offering of its stock for in excess of Five Million Dollars ($5,000,000.00). For purposes hereof a sale of substantially all of Borrower's assets shall be deemed to occur upon the sale outside the ordinary course of business of assets equal in value to more than fifty percent (50%) of the then current total value of all of Borrower's assets.

     9. In the event Borrower defaults in the payment of any installment of principal or interest when due and fails to cure such default within ten (10) days after written notice of such default from Yamasaki that such default has occurred, then the unpaid principal balance of this Note shall, from the expiration of such ten (10) day period through the date such default is cured, bear interest at the lesser of (i) two percent (2%) over the then Prevailing Rate and (ii) the maximum interest rate permitted by law (the "Default Rate"). Principal outstanding under this Note shall also bear interest at the Default Rate from and after the Maturity date.

     10. Demand, Presentment, protest and notice of non-payment and protest are hereby waived by Borrower. No delay on the part of the holder of this Note in exercising any right hereunder shall operate as a waiver of such right under this Note. No single waiver shall constitute or be deemed to be a continuous waiver of such or any other right under this Note.

     11. All amounts payable under this Note are payable in lawful money of the United States. Checks will constitute payment only when collected.

     12. Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the undersigned for cancellation.

     13. Borrower agrees to pay all costs of collection when incurred, including, but not limited to, reasonable attorneys' fees. If any suit or action is commenced to enforce this Note, Borrower promises to pay, in addition to the costs and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

     14. Borrower's obligations hereunder are secured by granting Yamasaki a security interest in all of Borrower's assets whether now owned or hereafter acquired (the "Collateral") pursuant to a Security and Pledge Agreement, dated September 25, 1989 (the "Security Agreement").

     15. The obligations of Borrower under this Note (as well as the lien of Yamasaki on the Collateral) are and shall at all times be subject and subordinate in all respects to all business debt now or hereafter incurred by Borrower in the ordinary course of its business and to the Purchase Financing ("Senior Debt"). Yamasaki agrees to execute such further documents as may be required by any lender of Senior Debt to evidence or further document the subordination expressed herein and in the Security Agreement.

     16. Borrower shall have the right, exercisable without prior notice to Yamasaki at any time, to offset all or any part of the amounts due from Borrower hereunder against any debt, obligations or liability of any nature of Borrower to Yamasaki, whether or not said debt, obligation or liability is then due and payable or to be performed and whether or not said debt, obligation or liability is liquidated or unliquidated, contingent or fixed. Without limiting the foregoing, such right of offset shall apply to any debt, obligation or liability which may now or hereafter exist or arise out of or result from the Purchase Agreement.

     17. This Note has been delivered and accepted in Los Angeles County, State of California, and shall be interpreted and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of California.

     18. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     19. Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by registered or certified mail with return receipt requested, postage prepaid and addressed as follows:

     If to Borrower:          OSP Publishing, Inc.
                              1001 Monterey Pass Road
                              Monterey Park, CA 91754
                              Attention:  Mr. Joseph C. Angard

     With a copy to:          Jeffrey P. Grogin, Esq.
                              Praske & Grogin
                              155 North Lake Avenue, Suite 1010
                              Pasadena, CA 91101


     If to Yamasaki:          Mr. Robert H. Yamasaki
                              844 Longhill
                              Monterey Park, CA 91754

Each of the above addresses may change its address for purposes of this paragraph by giving the other addressee notice in conformity with this paragraph of such new address.

     20. Concurrent with the execution and deliver of this Note, Yamasaki hereby surrenders the Old Note to Borrower for cancellation thereof.

     21. Yamasaki acknowledges that all payments required to be made to and including July 15, 1992 have been timely made, that as of July 15, 1992 there exists no event of default or breach on the part of Borrower, and that as of July 15, 1992 Borrower owes Yamasaki the principal amount of THREE MILLION DOLLARS ($3,000,000.00) and there is no accrued but unpaid interest owing.



                                             OSP PUBLISHING, INC.


                                             By:       /s/ Joseph Angard
                                                       -------------------------
                                             Its:      Chairman
                                                       -------------------------
                                             Name:     Joseph Angard
                                                       -------------------------



                                                       /s/ Robert H. Yamasaki
                                                       -------------------------
                                                       Robert H. Yamasaki

             SUBORDINATION: THIS DOCUMENT CONTAINS PROVISIONS WHICH
               MAY RESULT IN CREDITOR'S SECURITY INTEREST BECOMING
                 SUBORDINATED, SUBJECT TO AND OF LOWER PRIORITY
             THAN THE LIEN OF SOME OTHER OR LATER SECURITY INTEREST.


                          SECURITY AND PLEDGE AGREEMENT


     THIS SECURITY AND PLEDGE AGREEMENT (this "Agreement"), dated as of the 25th day of September, 1989, is entered into and delivered by and between: (i) OSP Publishing, Inc., a California corporation with its principal place of business in that State ("Borrower"); and (ii) Robert H. Yamasaki, an individual residing in California ("Creditor"), with reference to the following:


                                    RECITALS


     The following provisions form the basis for and are hereby made a part of this Agreement:

     A. On September 25, 1989, Creditor and Borrower entered into an Agreement For the Purchase and Sale of Business Assets (the "Purchase Agreement") pursuant to which Borrower agreed to acquire and Creditor agreed to sell certain businesses and assets.

     B. Pursuant to the Purchase Agreement, Borrower agreed to pay a portion of the "Basic Price" (as defined in the Purchase Agreement) to Seller pursuant to a form of Secured Promissory Note in the face amount of $4,000,000 of even date herewith (the "Note").

     C. It is the intention of the parties that all obligations of Borrower under the Note including, without limitation, any adjusted obligations pursuant to Paragraph 2 of the Note, be secured by all of the assets of Borrower (as hereinafter defined, the "Collateral").

     NOW, THEREFORE, the parties hereto agree as follows:

     1. GRANT OF SECURITY INTEREST. Borrower hereby grants to Creditor a security interest in the property described in Paragraph 2 (the "Collateral") to secure payment of the Note and any future debts or obligations to creditor arising out of the Note (including interest accruing thereon) and the payment and performance of Borrower's debts or obligations to Creditor arising out of this Agreement, or any amendment hereto, in all instances including debts or obligations whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent and liquidated or unliquidated (collectively, the "Obligations").

     2. COLLATERAL. The Collateral shall consist of (i) all of Borrower's assets (whether now owned or hereafter acquired and whether now or hereafter existing) of any nature whatsoever, tangible or intangible, real or personal property, including without limitation, general intangibles, goodwill, accounts, accounts receivable in whatever form, chattel paper, promissory notes and accounts, drafts, acceptances, instruments, choses-in-action, know-how, trade secrets, copyrights, trademarks, tradenames, equipment, furniture, fixtures, farm products, (ii) all cash and non-cash proceeds of all property described in item (i) and (iii) all of the products and increase of all of the foregoing property and all additions and accessions thereto, and any property which Borrower may receive on account of such property. In addition thereto, in the event that David M. Colburn or Joseph Angard, officers and shareholders of Borrower, receive distributions from Borrower in excess of reasonable compensation, bonuses and dividends, such excess distributions and any proceeds thereof shall continue to be considered Collateral hereunder. For purposes of this Agreement, the term "proceeds" includes whatever is received when Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

     3. DEFAULT AND REMEDIES. Borrower shall be deemed in default under this Agreement and an Event of Default shall be deemed to have occurred if (i) Borrower shall fail to make any payment of interest pursuant to Paragraph 5 of the Note and shall fail to cure such default within ten (10) days after written notice from Creditor or (ii) the Maturity Date should occur and Borrower has not paid the Note or (iii) Borrower should breach any other material obligation under this Agreement. In the event Borrower is deemed in default hereunder, Creditor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and all other rights provided herein. In addition to the rights of Creditor under the Uniform Commercial Code, Creditor may after a default, or at any time thereafter, at its election and subject to the express provisions of this Agreement, sell in one or more sales, after notice as provided by the Uniform Commercial Code, the whole or any part of the Collateral in such order as Creditor may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as Creditor may deem fair, and Creditor may be the purchaser of any or all of the Collateral sold at a public sale and hold the same thereafter in its own right free from any claim of Borrower and any right of redemption. Demands for presence of the Collateral at sale are hereby waived. Should any of the Collateral be sold by Creditor upon credit or for future delivery, Creditor will not be liable for the failure of the purchaser thereof to purchase or pay for the same and, in the event of any such failure, Creditor may resell any portion of the Collateral. In no event shall Borrower be credited with any of the proceeds of sale of any of the Collateral until cash payment therefor has been actually received by Creditor and applied to any indebtedness incurred under the Obligations. Creditor shall be entitled to the repayment of all attorney's fees incurred in connection with the enforcement of its rights hereunder or with respect to the Obligations. If a sufficient sum is not realized from the disposition of the Collateral to pay the Obligations then outstanding, Borrower shall be liable for and agrees to pay any deficiency with respect to the Obligations or resulting from any breach of this Agreement. It is understood that if an Event of Default shall occur hereunder, but the Maturity Date has not occurred, Creditor may only foreclose to the extent of obligations then due and not paid under the Note; provided that nothing shall prevent further foreclosures in the event of subsequent defaults under the Note or hereunder.

     4. SALE OF COLLATERAL. Except as otherwise provided herein, Borrower may not sell, license, assign, pledge or otherwise transfer the Collateral or any interest therein, voluntarily or involuntarily, any such transfer shall be void ab initio until all of the Obligations are fully performed and discharged; provided that notwithstanding the foregoing, Borrower may in the ordinary course of business, sell, license, assign, pledge or transfer Collateral which is normally so transferred in the ordinary course of its business, including without limitation any sale of inventory or equipment to be replaced or which becomes obsolete, and including sales of less than 25% in value of the then total value of the Collateral.

     5. SUBORDINATION. In consideration of the obligations of Borrower under the Purchase Agreement and as a material consideration to Borrower thereunder, Creditor agrees that all of the Obligations shall be, and the same are hereby, postponed and subordinated to all business debts and liabilities of Borrower any nature whatsoever, whether now existing or hereafter arising, which arise in the ordinary course of business of Borrower, including without limitation the "Purchase Financing" as defined in the Purchase Agreement and any substitutes or replacements thereof, and including any normal lines of credit from a financial lending institution and normal trade debt of Borrower (any and all such debts and liabilities hereinafter referred to as "Superior Debt"). Without limiting the foregoing, Creditor agrees that in the event of any default under any Superior Debt, Creditor shall hold any payments hereunder made after such default in trust for such holder of Superior Debt and that, in the event of any bankruptcy, insolvency or other proceeding with respect to Borrower, any Superior Debt shall be paid in full before any Obligations are paid. Creditor further agrees that the lien on the Collateral created by this Security Agreement shall be junior, subject and subordinate in every manner to any lien in favor of any holder of Superior Debt. Creditor agrees to execute such other and further evidences of this subordination as may be required by any holder of Superior Debt.

     6. CUMULATIVE RIGHTS. The rights, powers and remedies of Creditor under this Agreement shall be in addition to all rights, powers and remedies given to Creditor by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Creditor's security interest in the Collateral.


     7. BORROWER REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

          a. Except for the interest of Creditor with respect to the Collateral and except for the lien of the Purchase Financing, (and in reliance on Creditor's representations and warranties under the Purchase Agreement), Borrower owns good and indefeasible title to the Collateral free and clear of any other security interest, liens, adverse claims or options;

          b. Borrower has full right, power and authority to pledge, convey, assign, transfer and deliver the Collataral and to grant a security interest in the Collateral to Creditor in the manner provided herein;

          c. Borrower agrees for itself and its assigns to indemnify and hold harmless Creditor and its successors and assigns from any and all losses, claims, actions or proceedings of any kind which may arise from Borrower's actions hereunder.

     8. PAYMENT OF ALL CHARGES AGAINST THE COLLATERAL. Borrower agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Borrower to do so Creditor at its option may pay all such taxes, charges, liens and assessments, and shall be the sole judge of the legality and validity thereof and the amount necessary to discharge the same. Any such monies advanced by Creditor shall become a part of the Obligations and shall be paid to Creditor by Borrower immediately upon demand.

     9. BINDING UPON SUCCESSORS. All rights of Creditor under this Agreement shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Creditor, and all obligations of Borrower shall bind its heirs, executors, administrators, successor and assigns.

     10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Creditor and Borrower relating to the subject hereof.

     11. NOTICE. Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or upon deposit if deposited in the United States mail for mailing by registered or certified mail with return receipt requested, postage prepaid and addressed as follows:

     If to Borrower:          1001 Monterey Pass Road
                              Monterey Park, CA 91754
                              Attention:  David M. Colburn

     If to Creditor:          844 Longhill
                              Monterey Park, CA 91754

Each of the above addressees may change its address for purposes of this paragraph by giving the other addressee notice in conformity with this paragraph of such new address.

     12. NO WAIVER. No delay on the part of Creditor in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Creditor, shall constitute a waiver thereof, limit or impair Creditor's right to take any action or to exercise any other power of sale, option or any other right or remedy hereunder or prejudice Creditor's rights or remedies against Borrower in any respect.

     13. INDEMNITY; ATTORNEYS' FEES. Borrower will indemnify Creditor and hold Creditor harmless from any loss or liability incurred by Creditor, and pay all costs and expenses, including reasonable attorney's fees incurred by Creditor as the result of the enforcement of any of Creditor's rights or remedies under this Agreement or of any of the duties of Borrower under this Agreement. Any amounts payable pursuant to this Paragraph shall be deemed part of the Obligations.

     14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performance; none of its terms or provisions may be altered, modified, limited or amended except by an agreement expressly referred hereto and to which all parties hereto consent in writing.


     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute on and the same document.

     16. UNIQUE CHARACTER OF RIGHTS. It is agreed that the rights granted to Creditor hereunder and the subordination agreements of Creditor to Borrower are of a special and unique kind and character and that, if there is a breach by either party of any material provision of this document, the other party would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of each party hereunder may be enforced by an action for specific performance and such other equitable relief as is provided under the laws of the State of California.

     17. SEVERABILITY. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be effective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     18. ADDITIONAL ACTS. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto. Borrower covenants and agrees that it shall take such acticns and shall effectuate and evidence any transfer of the Collateral pursuant to the terms of this Agreement from Borrower to the transferee following Borrower's default hereunder, and hereby appoints Creditor as Borrower's attorney in fact to execute any such required documents on its behalf.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.


OSP Publishing, Inc.
a California corporation

By:  /s/ David M. Colburn
     ------------------------------
Its: CEO
     ------------------------------

By:  Joseph C. Angard
     ------------------------------
Its: President

/s/ Robert H. Yamasaki
- ------------------------------
Robert H. Yamasaki

                      AMENDMENT TO COVENANT NOT TO COMPETE


     THIS AMENDMENT TO COVENANT NOT TO COMPETE (this "Amendment") is made and entered into as of the first day of October, 1990, by and between (i) OSP Publishing, Inc., a California corporation with its principal place of business in that state ("OSP") and (ii) Robert H. Yamasaki ("Seller"), an individual residing in California with respect to the following:

RECITALS

     The following pxovisions are made a part of and form the basis for this
Amendment:

     A. Previously, OSP and Seller entered into a Covenant Not to Compete, dated as of September 25, 1990 (the "Covenant"), setting forth certain obligations respecting competition between OSP and Seller.

     B. Both OSP and Seller desire to amend the Covenant as of the date hereof as set forth in this Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the covenants, conditions, representations and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, OSP and Seller covenant and agree as follows:

     1. The words and numbers "Twenty-five Dollars ($25.00)" in Clause (i) of Paragraph 3 of the Covenant are hereby deleted as of the date hereof and replaced with the following words and numbers:

     "Twelve Dollars ($12.00)"

     2. The words and numbers "one hundred (100) pound book grade paper" in the second sentence of Paragraph 3 are hereby deleted as of the date hereof and replaced with the following words and numbers:

     "one hundred-twenty (100) pound cover grade paper"

     3. The words and numbers "Six Dollars ($6.00)" in Clause (i) of Paragraph 4 of the Covenant are hereby deleted as of the date hereof and replaced with the following words and numbers:

     "Twelve Dollars ($12.00)"

     4. Except as expressly amended hereby, the Covenant shall remain in full force and effect as written.

     Executed as of the day and year first above written.

                                             OSP Publishing, Inc.,
                                             a California corporation

                                             By:  Joseph Angard
                                                  ------------------------------
                                             Its: Pres.
                                                  ------------------------------


                                             /s/ Robert H. Yamasaki
                                             -----------------------------------
                                             Robert H. Yamasaki, an individual






1
 See attached.  Addtional clause.

          5. The dimensions of the print will vary proportionately to the retail price of the print.

                                             retail
                    ie:  24" x 36"           $12.00
                         18" x 24"            $9.00
                         16" x 20"            $6.00